Joint Filer Information

Names:	Deerfield Mgmt, L.P., Deerfield Partners, L.P. and James E. Flynn

Address:	345 Park Avenue South, 12th Floor New York, NY 10010

Designated Filer:	Deerfield Management Company, L.P.

Issuer and Ticker Symbol:	DA32 Life Science Tech Acquisition Corp. [DALS]

Date of Event Requiring Statement:	July 28, 2023

The undersigned, Deerfield Mgmt, L.P., Deerfield Partners, L.P. and James E. Flynn, are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Deerfield Management Company, L.P. with respect to the beneficial ownership of securities of DA32 Life Science Tech Acquisition Corp.

Signatures:

DEERFIELD PARTNERS, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT, L.P. By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

JAMES E. FLYNN By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact